UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 19, 2019

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue		92123
San Diego, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Common Stock	CUB	New York Stock Exchange, Inc.
Title of each class	Trading symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2019, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cubic Corporation (“Cubic”), and pursuant to the amended and restated bylaws of Cubic, the Board appointed Denise L. Devine and Carolyn Flowers to fill two newly created seats on the Board, effective November 21, 2019, each with an initial term expiring at the 2020 annual meeting of Cubic’s shareholders.

Ms. Devine has also been appointed to the Audit and Compliance Committee and the Technology Strategy Committee of the Board. Ms. Flowers has also been appointed to the Executive Compensation Committee and the Technology Strategy Committee of the Board.

There are no other arrangements or understandings between either Ms. Devine or Ms. Flowers and any other person pursuant to which she was selected to serve on the Board. There are no transactions in which Cubic is a party and in which Ms. Devine or Ms. Flowers has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) in which Cubic is a party and in which Ms. Devine or Ms. Flowers has a material interest. The Board has determined that each of Ms. Devine and Ms. Flowers meets the applicable independence requirements of the rules and regulations of the New York Stock Exchange.

Each of Ms. Devine and Ms. Flowers will receive an award of restricted stock units with a market value of $135,000 with the annual director grants in November 2019. The awards will be granted pursuant to Cubic’s standard form of Non-Employee Director Restricted Stock Unit Award Grant Notice and Award Agreement under Cubic’s 2015 Incentive Award Plan, and will vest on October 1, 2020 , subject to continued Board service through the vesting date. For their service on the Board during 2019, each of Ms. Devine and Ms. Flowers will receive a prorated annual retainer of $15,000. Commencing on January 1, 2020, Ms. Devine and Ms. Flowers will receive an annual retainer consistent with Cubic’s other non-employee director annual retainers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	CUBIC CORPORATION

	By:	/s/ Hilary Hageman
	Name:	Hilary Hageman
	Title:	Senior Vice President,
General Counsel & Secretary

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